AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT (the "Plan" or "Merger") is made this 14th day of August, 1998, by and between American Coal Corporation, a Nevada corporation ("American Coal"); U S Jet, Inc., a Delaware corporation ("U S Jet"); and all of the common and preferred stockholders of U S Jet listed in Exhibit A hereof who execute and deliver a copy of the Plan (collectively, the "U S Jet Stockholders");

                      W I T N E S S E T H :

     WHEREAS, the respective Boards of Directors of American Coal and U S Jet have deemed it advisable and in the best interests of their respective stockholders and have adopted certain resolutions whereby U S Jet will merge into American Coal in a tax free merger pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code and the applicable provisions of the Nevada Revised Statutes and the Delaware General Corporation Law, and whereby the U S Jet Stockholders will receive shares of common stock of American Coal in consideration of such merger;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS AGREED, to-wit:

                    ARTICLE I.  PLAN OF MERGER

     1.1. Merger and Surviving Corporation. U S Jet will merge into American Coal, with American Coal being the surviving corporation (the "Surviving Corporation"); the separate existence of U S Jet shall cease, and the name of the Surviving Corporation shall be changed to "U S Jet, Inc." At the closing of the Merger (the "Closing"), the Articles of Incorporation of American Coal shall be restated in the form set forth in the attached Exhibit B, and shall thereafter serve as the Articles Incorporation of the Surviving Corporation; at the Closing, the Bylaws of American Coal shall be restated in the form set forth in the attached Exhibit B-1, and shall thereafter serve as the Bylaws of the Surviving Corporation.

     1.2. Share Conversion. Subject to the amendment to the Articles of Incorporation of the Surviving Corporation outlined in Section 1.8 hereof, each share of issued, outstanding or subscribed common stock or preferred stock of U S Jet (collectively, the "U S Jet Shares") shall, upon the effective date of the Plan, be converted into 10,200,000 post-split shares of common stock of American Coal, as outlined in Exhibit A; all fractional shares shall be rounded to the nearest whole share.

     1.3. Survivor's Succession to Corporate Rights. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of U S Jet; and all and singular, the rights, privileges, powers and franchises of U S Jet, and all property, real, personal and mixed, and all debts due to U S Jet on whatever account, as well for stock subscriptions as all other things in action or belonging to U S Jet shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of U S Jet, and the title to any real estate vested by deed or otherwise in U S Jet shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of U S Jet shall be preserved unimpaired, and all debts, liabilities and duties of U S Jet shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     1.4.  Survivor's Succession to Corporate Acts, Plans, Contracts, Etc.
All corporate acts, plans, policies, contracts, approvals and authorizations of U S Jet and its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to U S Jet. The employees of U S Jet shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of U S Jet. The federal tax identification number of U S Jet shall continue to be used as the employer identification number of the Surviving Corporation.

     1.5. Survivor's Rights to Assets, Liabilities, Reserves, Etc. The assets, liabilities, reserves and accounts of U S Jet shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of U S Jet, subject to such adjustments or eliminations of inter-company items as may be appropriate in giving effect to the Plan, or as required by generally accepted accounting principles.

     1.6. Directors and Executive Officers. On Closing, the present directors and executive officers of U S Jet shall be designated as directors and executive officers of the Surviving Corporation, until the next respective annual meetings of the stockholders and Board of Directors of the Surviving Corporation, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, and the current directors and executive officers of the Surviving Corporation shall resign, in seriatim.

     1.7. Principal Office. The principal executive office of the Surviving Corporation shall be located at 111 Airport Road, Butte, Montana 59701.

     1.8. Amendments to Articles of Incorporation of American Coal. The Articles of Incorporation of American Coal shall be amended to change its name to "U S Jet, Inc."; to effect a pre-Plan reverse split of its outstanding voting securities on a basis of 100 for one, while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus accounts of American Coal; provided, however, that no stockholder, based upon a per stock certificate of record basis on the closing (the "Closing") of the Plan, shall have current holdings reduced to less than 100 shares, and those stockholders currently holding less than 100 shares will not be affected by the reverse split; and provided, further, however, that all fractional shares shall be otherwise rounded up to the nearest whole share (shares estimated for rounding to 100 shares or otherwise, amounting to approximately 4,599 shares, shall be deducted from the shares of common stock to be issued to brokers or finders in accordance with
Section 11.4 and Exhibit K hereto); and to adopt and restate the articles set forth in Exhibit B.

     1.9. Adoption. The Plan shall be adopted by the Board of Directors of and persons owning in excess of 50% of the outstanding voting securities of American Coal, and by the Board of Directors of U S Jet and all of the U S Jet Stockholders.

     1.10. Dissenters' Rights and Notification. The Surviving Corporation shall give the required notification to dissenting stockholders of American Coal pursuant to the provisions of the Nevada Revised Statutes, and shall be responsible to such dissenting stockholders as provided therein. Since the Plan requires the affirmative vote of 100% of the U S Jet Stockholders, no dissenters' rights are afforded the U S Jet Stockholders under the Delaware General Corporation Law.

     1.11. Delivery of Certificates by the U S Jet Stockholders. The transfer of the U S Jet Shares by the U S Jet Stockholders shall be effected by the delivery to American Coal or its transfer agent of certificates representing the U S Jet Shares, endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of American Coal and U S Jet and with any necessary transfer taxes and other revenue stamps affixed (which are usually not applicable) and acquired at the expense of the U S Jet Stockholders, and on receipt thereof to the satisfaction of the Surviving Corporation, a stock certificate representing shares in American Coal as outlined in Exhibit A shall be issued and delivered to each of the U S Jet Stockholders; as a condition to the exchange of the U S Jet Shares, American Coal and the Surviving Corporation shall require the U S Jet Stockholders to execute and deliver a transmittal letter (each an "Investment Letter") as outlined in Section 4.12 hereof, acknowledging, among other things, the prior receipt of certain material information respecting American Coal and that the shares of American Coal to be received in exchange for the U S Jet Shares are "unregistered" and "restricted" securities which have not been registered with the Securities and Exchange Commission or any state regulatory agency, and which must be so registered prior to public sale by the U S Jet Stockholders, unless an exemption from such registration is available for any such sale.

     1.12. Further Assurances. At the Closing and from time to time thereafter, the parties shall execute such additional instruments and take such other action as may be reasonably required or necessary to carry out the terms and provisions hereof.

     1.13. Effective Date. The effective date of the Plan (the "Effective Date") shall be the date when the parties' Agreement of Merger is filed and accepted by the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, and at such time as all of the applicable provisions of the Nevada Revised Statutes and the Delaware General Corporation Law have been satisfied.

                       ARTICLE II.  CLOSING

     2.1. The Closing contemplated by Section 1.1 shall be held at the principal executive offices of American Coal, at 1969 West North Temple, Salt Lake City, Utah, not later than ten (10) days following the date of this Plan, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

  ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF AMERICAN COAL

     American Coal represents and warrants, and covenants with, U S Jet and the U S Jet Stockholders as follows:

     3.1. Corporate Status. American Coal is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. American Coal is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. There is presently no public market for these or any other securities of American Coal, though the shares of common stock of American Coal are currently quoted on the OTC Bulletin Board of the NASD under the Symbol "AICL."

          American Coal has no subsidiaries.

     3.2. Capitalization. The authorized capital stock of American Coal consists of 300,000,000 shares of common stock, having a par value of $0.001 per share. As of the date of this Plan, 9,900,000 shares of common stock are issued and outstanding, all duly authorized, validly issued, fully paid and non-assessable; provided, that after giving effect to the reverse stock split provided for in this Plan, there will be approximately 99,159 shares of common stock issued and outstanding (and an additional 4,599 shares as a result of rounding, which 4,599 shares shall be deducted from the shares authorized to be issued to finders and others under Section 11.4 and Exhibit K hereto). Except as indicated herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of American Coal.

     3.3. Financial Statements. The financial statements of American Coal furnished to the U S Jet Stockholders and U S Jet, consisting of audited financial statements for the years ended June 30, 1998 and 1997, attached hereto as Exhibit C and incorporated herein, are correct and fairly present the financial condition of American Coal at such dates and for the years involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit D, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     3.4. Undisclosed Liabilities. American Coal has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit D.

     3.5. Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit D, there have been no (a) changes in financial condition, assets, liabilities or business of American Coal which, in the aggregate, have been materially adverse; (b) damages, destruction or losses of or to property of American Coal, payments of any dividend or other distribution in respect of any class of stock of American Coal, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (c) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

     3.6. Title to Property. American Coal has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of American Coal are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit D, with respect to which no default exists.

     3.7. Litigation. There is no litigation or proceeding pending, or to the knowledge of American Coal, threatened, against or relating to American Coal, its properties or business, except as set forth in Exhibit D, that, individually or in the aggregate, could reasonably be expected to have a material adverse effect. Further, no officer, director or person who may be deemed to be an affiliate of American Coal is party to any material legal proceeding which could have an adverse effect on American Coal (financial or otherwise), and none is party to any action or proceeding wherein any such officer, director or person has an interest adverse to American Coal.

     3.8. Books and Records. From the date of this Plan to the Closing, American Coal will (a) give to the U S Jet Stockholders and U S Jet or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the U S Jet Stockholders and U S Jet or their respective representatives may inspect and audit them; and (b) furnish such information concerning the properties and affairs of American Coal as the U S Jet Stockholders and U S Jet or their respective representatives may reasonably request.

     3.9. Tax Returns. American Coal has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

     3.10. Confidentiality. Until the Closing (and thereafter if there is no Closing), American Coal and its representatives will keep confidential any information which they obtain from the U S Jet Stockholders or from U S Jet concerning the properties, assets and business of U S Jet. If the transactions contemplated by this Plan are not consummated by August 24, 1998, American Coal will return to U S Jet all written matter with respect to U S Jet obtained by American Coal in connection with the negotiation or consummation of this Plan.

     3.11. Corporate Authority. American Coal has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the U S Jet Stockholders and U S Jet or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

     3.12.   Due Authorization.   The execution of this Plan and performance
by American Coal hereunder have been duly authorized by all requisite corporate action on the part of American Coal, and this Plan constitutes a valid and binding obligation of American Coal and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of American Coal.

     3.13.  Environmental Matters.   American Coal has no knowledge of any
assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of American Coal. In addition, to the best knowledge of American Coal, there are no substances, past operations, products or conditions which may support a claim or cause of action against American Coal or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

     3.14.  Access to Information Regarding U S Jet.   American Coal
acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting U S Jet and its present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of U S Jet, and with the legal and accounting firms of U S Jet, with respect to such documentation; and that to the extent requested, all questions raised have been answered to its complete satisfaction. American Coal has conducted such investigations and received such advice as has been necessary to confirm that, as of the date of this Plan, the share conversion provided in Section 1.2 of the Plan is fair to the stockholders of American Coal.

     3.15. Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by American Coal with any governmental authority, domestic or foreign, federal, state or local, is required in connection with American Coal's execution, delivery and performance of this Plan or the consummation of the transactions contemplated thereby. No consents of any other parties are required to be received by or on the part of American Coal or to enable American Coal to enter into and carry out this Plan.

     3.16. No Omission or Untrue Statement. No representation or warranty made by American Coal to U S Jet in this Plan, or in any certificate of an American Coal officer required to be delivered to U S Jet pursuant to the terms of this Plan, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing.

     3.17. Tax and Accounting Matters. American Coal has not, to its best knowledge and based upon consultation with its counsel and independent auditors, taken or agreed to take any action that (without giving effect to this Plan, the transactions contemplated hereby or actions related thereto, or any action agreed to be taken by U S Jet, the U S Jet Stockholders or any of their affiliates) would prevent the Surviving Corporation from accounting for the business combination to be effected by the Merger as a pooling of interests for accounting purposes and a "tax free" reorganization for tax purposes.

      ARTICLE IV.  REPRESENTATIONS, WARRANTIES AND COVENANTS
             OF U S JET AND THE U S JET STOCKHOLDERS

     U S Jet and the U S Jet Stockholders represent and warrant to, and covenant with, American Coal as follows:

     4.1. U S Jet Shares. The U S Jet Stockholders are the record and beneficial owners of all of the U S Jet Shares listed in Exhibit A, free and clear of adverse claims of third parties; and Exhibit A correctly sets forth the names, addresses and the number of U S Jet Shares owned by the U S Jet Stockholders.

     4.2.  Corporate Status.

          a. U S Jet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          b. U S Jet has four wholly owned subsidiaries (the "U S Jet Subsidiaries"), the operations and liabilities of which are included, on a consolidated basis, in the financial statements of U S Jet attached hereto. All representations and warranties contained herein on behalf of U S Jet are also expressly made for and on behalf of the U S Jet Subsidiaries. The four subsidiaries are as follows, to-wit: U S Jet Properties, Inc.; U S Jet Airport Properties, Inc.; U S Jet Office Properties, Inc.; and SDI Acquisition Corporation, all of which are Montana corporations.

     4.3. Capitalization. The authorized capital stock of U S Jet consists of 1,000,000 shares of common voting stock, $0.001 par value, of which 570,000 shares are issued and outstanding, all fully paid and non-assessable; and 500,000 shares of preferred stock, $0.001 par value, of which 450,000 shares are issued and outstanding, all fully paid and non-assessable. Except as set forth in Exhibit F, attached hereto and incorporated herein by reference, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of U S Jet.

     4.4. Financial Statements. The financial statements of U S Jet furnished to American Coal, consisting of an unaudited balance sheet and income statement for the period ended July 31, 1998 (including the notes thereto) attached hereto as Exhibit E and incorporated herein by reference, are correct and fairly present the financial condition of U S Jet as of said date and for the period involved, and, to the best knowledge of U S Jet and the U S Jet Stockholders, such statements were prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in Exhibit F. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     4.5. Undisclosed Liabilities. U S Jet has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit F.

     4.6. Interim Changes. Since the date of its balance sheet, except as set forth in Exhibit F, there have been no:

          a. Changes in the financial condition, assets, liabilities or business of U S Jet, that, in the aggregate, have been materially adverse;

          b. Damages, destruction or loss of or to the property of U S Jet, payment of any dividend or other distribution in respect of the capital stock of U S Jet, or any direct or indirect redemption, purchase or other acquisition of any such stock; or

          c. Increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

     4.7. Title to Property. U S Jet has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in this balance sheet, and the properties and assets of U S Jet are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit F, with respect to which no default exists.

     4.8. Litigation. There is no litigation or proceeding pending, or to the knowledge of
U S Jet, threatened, against or relating to U S Jet or its properties or business, except as set forth in Exhibit F, that, individually or in the aggregate, could reasonably be expected to have a material adverse effect. Further, no officer, director or person who may be deemed to be an affiliate of U S Jet is party to any material legal proceeding which could have an adverse effect on U S Jet (financial or otherwise), and none is party to any action or proceeding wherein any such officer, director or person has an interest adverse to U S Jet.

     4.9. Books and Records. From the date of this Plan to the Closing, the U S Jet Stockholders will cause U S Jet to (a) give to American Coal and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that American Coal may inspect and audit them; and (b) furnish such information concerning the properties and affairs of U S Jet as American Coal may reasonably request.

     4.10. Tax Returns. Except as set forth in Exhibit F, U S Jet has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

     4.11. Confidentiality. Until the Closing (and continuously if there is no Closing), U S Jet, the U S Jet Stockholders and their representatives will keep confidential any information which they obtain from American Coal concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by August 24, 1998, U S Jet and the U S Jet Stockholders will return to American Coal all written matter with respect to American Coal obtained by them in connection with the negotiation or consummation of this Plan.

     4.12. Investment Intent. The U S Jet Stockholders are acquiring the shares to be exchanged and delivered to it under this Plan for investment and not with a view to the sale or distribution thereof, and the U S Jet Stockholders have no commitment or present intention to liquidate American
Coal or to sell or otherwise dispose of the American Coal shares.   Each of
the U S Jet Stockholders shall execute and deliver to American Coal on the Closing an Investment Letter in the form attached hereto as Exhibit G and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of American Coal being received under the Plan in exchange for the U S Jet Shares, and receipt of certain material information regarding American Coal.

     4.13. Corporate Authority. U S Jet has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to American Coal or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

     4.14. Due Authorization. Execution of this Plan and performance by U S Jet hereunder have been duly authorized by all requisite corporate action on the part of U S Jet, and this Plan constitutes a valid and binding obligation of U S Jet and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of U S Jet.

     4.15. Environmental Matters. U S Jet and the U S Jet Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of U S Jet or its predecessors. In addition, to the best knowledge of U S Jet, there are no substances or conditions which may support a claim or cause of action against U S Jet or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

      4.16.  Access to Information Regarding American Coal.  U S Jet and the
U S Jet Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting American Coal and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of American Coal, and with the legal and accounting firms of American Coal, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction. U S Jet and the U S Jet Stockholders have conducted such investigations and received such advice as has been necessary to confirm that, as of the date of the Plan, the share conversion provided in Section 1.2 of the Plan is fair to the U S Jet Stockholders.

     4.17. Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by U S Jet with any governmental authority, domestic or foreign, federal, state or local, is required in connection with U S Jet's execution, delivery and performance of this Plan or the consummation of the transactions contemplated hereby. No consents of any other parties are required to be received by or on the part of U S Jet or the U S Jet Stockholders to enable U S Jet or the U S Jet Stockholders to enter into and carry out this Plan.

     4.18. No Omission or Untrue Statement. No representation or warranty made by U S Jet or the U S Jet Stockholders to American Coal in this Plan, or in any certificate of a U S Jet or U S Jet Subsidiary officer required to be delivered to American Coal pursuant to the terms of this Plan, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing.

     4.19. Tax and Accounting Matters. U S Jet and the U S Stockholders have not, to any of their best knowledge and based upon consultation with their counsel and independent auditors, taken or agreed to take any action that (without giving effect to this Plan, the transactions contemplated hereby or actions related thereto, or any action agreed to be taken by American Coal or any of its affiliates) would prevent the Surviving Corporation from accounting for the business combination to be effected by the Merger as a pooling of interests for accounting purposes and a "tax free" reorganization for tax purposes.

        ARTICLE V.  CONDUCT OF U S JET PENDING THE CLOSING

     Except as otherwise provided herein, U S Jet agrees that it will conduct itself in the following manner pending the Closing:

     5.1. Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of U S Jet.

     5.2. Capitalization, etc. U S Jet will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

     5.3. Conduct of Business. U S Jet will use its best efforts to maintain and preserve its business organization, employee relationships and good will intact, and will not, without the written consent of American Coal, enter into any material commitments except in the ordinary course of business.

     5.4. Permitted Transactions. Notwithstanding the foregoing, U S Jet shall be entitled, prior to the Closing, to continue negotiations and actions to further consummation of any and/or all of the transactions pending or presently under consideration by U S Jet as of the date of this Plan, all as more particularly described in Exhibit H.

    ARTICLE VI.  CONDUCT OF AMERICAN COAL PENDING THE CLOSING

     Except as otherwise provided herein, American Coal agrees that American Coal will conduct itself in the following manner pending the Closing:

     6.1. Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of American Coal.

     6.2. Capitalization, Etc. American Coal will not make any change in its authorized or issued shares, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

     6.3. Conduct of Business. American Coal will use its best efforts to maintain and preserve its business organization, employee relationships and good will intact, and will not, without the written consent of U S Jet and the U S Jet Stockholders, enter into any material commitments except in the ordinary course of business.

              ARTICLE VII.  CONDITIONS PRECEDENT TO
                   OBLIGATIONS OF AMERICAN COAL

     All obligations of American Coal under this Plan are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

     7.1. Representations and Warranties True at Closing. The representations and warranties of U S Jet and the U S Jet Stockholders contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     7.2. Due Performance. U S Jet and the U S Jet Stockholders shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

     7.3. Officer's and Stockholder's Certificate. American Coal shall have been furnished with a certificate signed by the President of U S Jet and the U S Jet Stockholders, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying:

          a. That all representations and warranties of U S Jet and the U S Jet Stockholders contained herein are true and correct; and

          b. That since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of U S Jet, taken as a whole.

     7.4. Opinion of Counsel of U S Jet. American Coal shall have received an opinion of counsel for U S Jet, dated as of the Closing, to the effect that:

          a.  The representations of Sections 4.2, 4.3 and 4.13 are correct;

          b. Except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.6, 4.7 or 4.8; and

          c. The U S Jet Shares to be delivered to American Coal under this Plan will, when so delivered, have been validly issued, fully paid and non-assessable.

     7.5. Books and Records. The U S Jet Stockholders or the Board of Directors of U S Jet shall have caused U S Jet to make available all books and records of U S Jet, including minute books and stock transfer records; provided, however, only to the extent requested in writing by American Coal at Closing.

     7.6. Acceptance by U S Jet Stockholders. The terms of this Plan shall have been accepted by all of the U S Jet Stockholders, by their execution and delivery of a copy of the Plan and related instruments.

      ARTICLE VIII.  CONDITIONS PRECEDENT TO OBLIGATIONS OF
               U S JET AND THE U S JET STOCKHOLDERS

     All obligations of U S Jet and the U S Jet Stockholders under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

     8.1. Representations and Warranties True at Closing. The representations and warranties of American Coal contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     8.2. Due Performance. American Coal shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

     8.3. Officers' Certificate. U S Jet and the U S Jet Stockholders shall have been furnished with a certificate signed by the President of American Coal, in such capacity and personally, attached hereto as Exhibit J and incorporated herein by reference, dated as of the Closing, certifying:

          a. That all representations and warranties of American Coal contained herein are true and correct; and

          b. That since the date of the financial statements (Exhibit C hereto), there has been no material adverse change in the financial condition, business or properties of American Coal, taken as a whole.

     8.4. Opinion of Counsel of American Coal. U S Jet and the U S Jet Stockholders shall have received an opinion of counsel for American Coal, dated as of the Closing, to the effect that:

          a.  The representations of Sections 3.1, 3.2 and 3.12 are correct;

          b. Except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and

          c. The shares of American Coal to be issued to the U S Jet Stockholders under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

     8.5. Assets and Liabilities of American Coal. American Coal shall have no material assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

     8.6. Resignation of Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of American Coal shall resign, and shall have designated nominees of U S Jet as directors and executive officers of American Coal to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of American Coal, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

     8.7. Reverse Split, Name Change and Amended Articles of American Coal. Persons owning a majority of the outstanding voting securities of American Coal shall have consented, in accordance with the Nevada Revised Statutes, to a change in the name of American Coal, to effect a reverse split of its outstanding voting securities, and to amend and restate its articles of incorporation, all as outlined in Section 1.8 hereof.

     8.8. Tax Opinion. U S Jet shall have received a written opinion from its counsel, in form and substance reasonably satisfactory to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code with respect to the American Coal shares to be received by the U S Jet Stockholders in the Merger. In rendering such opinion, counsel may rely upon the representations and certificates of U S Jet and American Coal provided for herein.

     8.9. Pooling-of-Interests Accounting Treatment. U S Jet shall have received a letter dated as of the Effective Time of the Merger, from the independent accountants of U S Jet, in form and substance satisfactory to U S Jet, regarding the appropriateness of the pooling of interests accounting for the Merger under the Accounting Principles Board Opinion No. 16, if closed and consummated in accordance with the terms of this Plan.

                     ARTICLE IX.  TERMINATION

     9.1.  Prior to Closing, this Plan may be terminated:

          a.  By mutual consent in writing;

          b. By either the Directors of American Coal or the U S Jet Stockholders and
U S Jet if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or

          c. By either the Directors of American Coal or the U S Jet Stockholders and
U S Jet if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.1.

                ARTICLE X.  SURVIVAL AND INDEMNITY

     10.1.  Survival of Representations, Warranties, Covenants and
Agreements. The representations, warranties, covenants and agreements contained herein shall survive the Closing without regard to any action taken pursuant to this Plan, including without limitation, any investigation made by the party asserting any breach thereof, and shall continue in full force and effect for three years after the Closing.

     10.2. Indemnity from American Coal. American Coal agrees to indemnify and hold
U S Jet and the U S Jet Stockholders harmless against and in respect of:

          a. Any damage, liability, deficiency, loss, cost, expense or claim arising out of or resulting from (i) any defect in title, (ii) any misrepresentation or omission by American Coal herein or in any exhibit hereto, (iii) any materially misleading information furnished by American Coal herein or in any exhibit hereto, (iv) any breach by American Coal of any representation, warranty or covenant herein or in any exhibit hereto, or (v) any debt or other obligation of American Coal existing at or prior to the Closing or arising thereafter in connection with events occurring prior to the Closing (to the extent only that such debt or obligation is attributable to such events prior to the Closing); and

          b. All reasonable costs and expenses (including reasonable attorneys' fees) incurred by U S Jet or the U S Jet Stockholders in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 10.2.

     10.3. Indemnity from U S Jet and U S Jet Stockholders. U S Jet and the U S Jet Stockholders agree to indemnify and hold American Coal harmless from and against and in respect of:

          a. Any damage, liability, deficiency, loss, cost, expense or claim arising out of or resulting from (i) the breach of any representation, warranty or covenant by U S Jet or the U S Jet Stockholders herein or in any exhibit hereto (ii) any misrepresentation or omission by U S Jet or the U S Jet Stockholders herein or in any exhibit hereto or (iii) any materially misleading information furnished by U S Jet or the U S Jet Stockholders herein or in any exhibit hereto; and

          b. All reasonable costs and expenses (including reasonable attorneys' fees) incurred by American Coal in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against in this Section 10.3.

     10.4. Not Exclusive Remedy. Any right of indemnity of any party pursuant to this Article 10 shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Plan, any other document or instrument executed in connection with the consummation of the transaction contemplated hereby, or otherwise.

                 ARTICLE XI.  GENERAL PROVISIONS

     11.1. Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

     11.2. Tax-free Reorganization; Pooling of Interests. The parties intend that the Merger be treated as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board.

     11.3. Waiver. Any failure on the part of any party hereto to comply with any of their respective obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     11.4. Brokers. Each party represents to the other parties hereunder, that except as provided in Exhibit K attached hereto and incorporated herein by reference, no broker or finder has acted for them in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by them.

     11.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to American Coal:     American Coal Corporation
                                   Attn: Dannette Uyeda, President
                                   1969 West North Temple
                                   Salt Lake City UT 84116

                                        and

                                   James N. Barber, Esq.
                                   Counsel for American Coal
                                   50 West Broadway, Ground Floor
                                   Salt Lake City UT 84101

                                   Brent Berkley, Esq.
                                   1969 West North Temple
                                   Salt Lake City, Utah 84116

               If to U S Jet:           U S Jet, Inc.
                                   Attn: Kenneth R. DeBree, President
                                   111 Airport Road
                                   Butte, Montana 59701.

                                        and

                                   J. Richard Orizotti, Esq.
                                   Poore, Roth & Robinson
                                   Counsel for U S Jet
                                   1341 Harrison Avenue
                                   Butte MT 59701

               If to U S Jet Stockholders:   The addresses listed in the
Counterpart
                                   Signature pages

     11.6. Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     11.7. Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

     11.8. Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

     11.9. Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of any rights under this Plan without the prior written consent of the other parties shall be void.

     11.10. Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.11. Severability. Any provision of this Plan which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement.

     11.12.  Time.  Time is of the essence of this Plan.

     11.13. Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Plan, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Plan, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred therein, in addition to any other relief to which it or they may be entitled. The court or arbitrator shall consider, in determining the prevailing party:

          a. Which party obtains relief which most nearly reflects the remedy or relief which the parties sought, and

          b. Any settlement offers made prior to commencement of the trial in the proceeding.

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger effective the day and year first above written.


                              AMERICAN COAL CORPORATION

Date: 8/19/98                 /s/ Dannette Uyeda, President

                              U S JET, INC.

Date: 8/23/98                 /s/ Kenneth R. Debree, President


                                   Stockholders:

                              Price Family Limited Partnership
                              By /s/ Paul A. Price, General Partner

                              /s/ Kenneth R. DeBree

                              /s/ Bill Markovich, Jr.

                              /s/ L. William Hegland

                              /s/ Leonard W. Burningham, Esq.

                              /s/ Johnny C. Chao

                              /s/ Kenneth R. DeBree for Jean P. DeBree



                            EXHIBIT A

                             Number of       Number of     Number of Shares of
                          Common Shares  Preferred Shares    American Coal
                             Owned of        Owned of            to be
      Name                   U S Jet          U S Jet     Received in Exchange

Price Family Limited           -0-            400,000          4,000,000
Partnership, Paul A. Price,
General Partner
25 Burning Tree Lane
Butte, Montana 59701

Kenneth R. DeBree             480,000          50,000          5,300,000
1335 Porphyry
Butte, Montana 59701

Bill Markovich, Jr.            30,000            -0-             300,000
2827 Lexington
Butte, Montana 59701

L. William Hegland             30,000            -0-             300,000
111 Airport Road
Butte, Montana 59701

Leonard W. Burningham, Esq.*   20,000            -0-             200,000
455 East 500 South, #205
Salt Lake City, Utah 84111

Johnny C. Chao                  5,000            -0-              50,000
7700 E. Hartdford Drive
Scottsdale, Arizona 85255

Jean P. DeBree                  5,000            -0-              50,000
5363 Lone Pine Road
Helena, Montana 59601                                         ----------
                                                              10,200,000

     * Shares issued pursuant to Rule 701 and a Written Compensation Agreement adopted by U S Jet in the resolutions of directors and stockholders adopting, ratifying and approving the Plan; and adopted by American Coal in the resolutions of its Board of Directors and Majority Stockholders adopting, ratifying and approving the Plan.

                                 EXHIBIT B

                       AMENDED AND RESTATED

                    ARTICLES OF INCORPORATION

                                OF

                          U S JET, INC.

          The undersigned, U S Jet, Inc., a Nevada corporation (the "Corporation"), for the purpose of amending and restating the Articles of Incorporation of the Corporation, in accordance with the applicable provisions of the Nevada Revised Statutes, as from time to time amended (the "NRS"), does hereby make and execute these Amended and Restated Articles of Incorporation and does hereby certify that:

           I. The name of the Corporation is U S Jet, Inc.. Its original articles of incorporation were filed with the Secretary of State of Nevada on July 2, 1986, under the name "Technical Solutions, Ltd." On July 3, 1989, the name of the Corporation was changed to "American Coal Corporation." On August
27, 1998, the name of the Corporation was changed to   "U S Jet, Inc."

          II. Upon a proposal recommended and submitted to the majority stockholders of the Corporation by the Corporation's directors pursuant to
Section 78.315 of the NRS, resolutions setting forth the within Amended and Restated Articles of Incorporation of the Corporation were duly adopted by majority vote of the stockholders of the Corporation by written consent, in accordance with Section 78.320 of the NRS.

          III. The Amended and Restated Articles of Incorporation of the Corporation submitted and recommended by the Corporation's directors and approved by the majority stockholders of the Corporation read as follows;

     "Article ONE.  The name of the Corporation is "U S JET, INC.".

     Article TWO. The address of the Corporation's registered office in the State of Nevada is 502 East John Street, Room E, Carson City NV 89706, and the name of its registered agent at that address is CSC SERVICES OF NEVADA, INC.

     Article THREE. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada, as amended from time to time. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     Article FOUR. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) , consisting of:

          a. Ten Million (10,000,000) shares of Series A Preferred Stock, $.001 par value (the "Preferred Stock"); and

          b. Two Hundred Ninety Million (290,000,000) shares of Common Stock, $.001 par value (the "Common Stock").

     All or any part of the shares of the Preferred Stock and the Common
Stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when consideration for these shares has been received by the Corporation,
the shares shall be deemed fully paid.   The designations, powers, preferences
and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

A.  PREFERRED STOCK

     The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock to be issued by the Corporation from time to time shall be established by the Board of Directors, in accordance with and as authorized by the NRS:

B.  COMMON STOCK

     1. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Anything contained in these Amended and Restated Articles of Incorporation to the contrary notwithstanding, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon the conversion, exercise or exchange of securities, options, warrants or rights then outstanding) by the affirmative vote of the holders of a majority of the shares of Preferred Stock and Common Stock, voting together as one class. In any election of directors, no holder of Common Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

     2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights exclusively granted to the holders of the Preferred Stock or except as may be provided by law, the holders of Common Stock shall have all other rights of stockholders, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

C.  OWNERSHIP BY ALIENS

     As more particularly provided in the Corporation's By-laws, beneficial ownership of shares of the Corporation's voting stock by Aliens (as defined in the By-laws and in applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers) is restricted.

D.  REVERSE STOCK SPLIT RESTRICTION

     The Corporation shall not be entitled, for a period of two (2) years after the effective date of these Amended and Restated Articles of Incorporation, to effect any reverse split of any classes of its outstanding shares.

     Article FIVE. Unless otherwise determined by the Board of Directors, no shareholder shall be entitled, as a matter of right, to purchase, subscribe for, or receive any right or rights to subscribe for any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the articles of incorporation as originally filed or by any amendment of the articles of incorporation or out of shares of stock of the Corporation acquired by it after the issuance of the shares, and whether issued for cash, promissory notes, services, personal or real property, or other securities of the Corporation, nor shall any holder of stock of the Corporation be entitled to any right of subscription to any of such shares. Further, unless otherwise determined by the board of directors, no holder of any shares of the stock of the Corporation is entitled, as a matter of right, to purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant or warrants or other instrument or instruments which confer on the holder or holders of the obligation the right to subscribe for or purchase from the Corporation any shares of its capital stock of any class or classes.

           Article SIX.

          a. Except as may be otherwise specifically provided by the NRS, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.

          b. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in these Amended and Restated Articles of Incorporation, as amended, or the By-laws, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board. As used in this Amended and Restated Articles of Incorporation, as amended, the terms "whole Board" and "whole Board of Directors" are hereby exclusively defined and limited to mean the total number of directors which the Corporation would have if the Board had no vacancies.

          c. The number of directors shall be fixed by, or in the manner provided in, the By-laws.

          d. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election and until their successors shall be elected and qualified or until their respective earlier resignation, removal or death. No decrease in the number of directors shall shorten the term of any incumbent director.

          e. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, as amended, or the By-laws, and notwithstanding the fact that some lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation, as amended, or the By-laws, any director or the whole Board of Directors of the Corporation may be removed at any time, but only for cause and only upon the affirmative vote of the holders of a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purposes of this Article SIX, section (e), each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Amended and Restated Articles of Incorporation, as amended).

          f. As used in these Amended and Restated Articles of Incorporation, as amended, the term "for cause" is hereby exclusively defined and limited to mean commission of a felony or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

          g. There shall be no qualifications for election as directors of the Corporation, except that no person shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

          h. Except as provided in this Article SIX, no director of the Corporation shall be removed from his office as a director by vote or other action of stockholders or otherwise except for cause.

          i. Advance notice of nominations for the election of directors other than nominations by the Board of Directors or a committee thereof shall be given to the Corporation in the manner provided in the By-laws.

          j. Except as may be otherwise specifically provided in this Article SIX, the term of office and voting power of each director of the Corporation shall be neither greater than nor less than that of any other director or class of directors of the Corporation.

          k. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

     Article SEVEN. The By-laws of the Corporation shall be adopted in any manner provided by law. In furtherance, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the By-laws of the Corporation. Notwithstanding any other provisions in these Amended and Restated Articles of Incorporation, as amended, or the By-laws of the Corporation, and notwithstanding the fact that some lesser percentage may be specified by law, the stockholders of the Corporation shall have the power to make, adopt, alter, amend or repeal the By-laws of the Corporation only upon the affirmative vote of a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this Article SEVEN, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Amended and Restated Articles of Incorporation, as amended).

     Article EIGHT. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its By-laws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the NRS (including, without limitation, the statutes, case law and principles of equity) of the State of Nevada. If the NRS (including, without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Nevada are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then the Corporation shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of this Article EIGHT and without further action by the directors or stockholders of the Corporation.

          Without limiting the generality of the foregoing provisions of this Article EIGHT, to the fullest extent permitted or authorized by the NRS as now in effect and as the same may from time to time hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a
director.   Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

     Article NINE. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of the NRS or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of the NRS order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     Article TEN. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

     Article ELEVEN. The books of the Corporation may be kept (subject to any provisions contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     Article TWELVE. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that the foregoing shall not derogate from the authority of all the directors and all of the stockholders of the Corporation eligible to vote, to adopt an amendment to these Amended and Restated Articles of Incorporation, as amended, by signing a written statement manifesting their intention that an amendment to these Amended and Restated Articles of Incorporation, as amended, be adopted pursuant to the NRS.

     Article THIRTEEN. Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board pursuant to a resolution adopted by the a majority of the whole Board.

     Article FOURTEEN. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, as amended, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     Article FIFTEEN.  The duration of the Corporation is perpetual.

     Article SIXTEEN. None of the provisions of Articles FOUR, FIVE or this Article SIXTEEN may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purpose of this Article SIXTEEN, each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Amended and Restated Articles of Incorporation), nor shall new provisions to these Amended and Restated Articles of Incorporation, as amended, be adopted or existing provisions to these Amended and Restated Articles of Incorporation, as amended, be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles FOUR, FIVE or this Article SIXTEEN except upon the affirmative vote at any annual or special meeting of the stockholders of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class. Any inconsistency between the provisions of a By-law and any provisions of these Amended and Restated Articles of Incorporation, as amended, shall be controlled by these Amended and Restated Articles of Incorporation, as amended.

     IV. The foregoing Amended and Restated Articles of Incorporation restate and integrate and do not further amend the provisions of the Corporation's Articles of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of these Amended and Restated Articles of incorporation; and

          V. These Amended and Restated Articles of Incorporation have been duly adopted in accordance with the provisions of the NRS.

     IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been executed on behalf of the Corporation as of August 24, 1998, by its President, who does make, file and record these Amended and Restated Articles of Incorporation, and does certify that this instrument is the act and deed of the Corporation and that the facts stated herein are true, and that he has accordingly hereunto set his hand this 24th day of August, 1998.

                                        U S JET INC.

                                        By: /s/ Kenneth R. DeBree, President

                                   By: /s/ Paul A. Price, Secretary

                           EXHIBIT B-1

                         RESTATED BYLAWS



                              BYLAWS
                                OF

                          U S JET, INC.

                            ARTICLE I
                             OFFICES

     Section 1.01 Location of Offices. The corporation may maintain such offices within or without the State of Nevada as the Board of Directors may from time to time designate or require.

     Section 1.02 Principal Office. The address of the principal office of the corporation shall be at the address of the registered office of the corporation as so designated in the office of the Lieutenant
Governor/Secretary of State of the state of incorporation, or at such other address as the Board of Directors shall from time to time determine.

                            ARTICLE II
                           SHAREHOLDERS

     Section 2.01 Annual Meeting. The annual meeting of the shareholders shall be held in May of each year or at such other time designated by the Board of Directors and as is provided for in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     Section 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by the chairman of the board, the president, or by the Board of Directors, or in their absence or disability, by any vice president, and shall be called by the president or, in his or her absence or disability, by a vice president or by the secretary on the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the president, each vice-president, or secretary. In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same.

     Section 2.03 Place of Meetings. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of incorporation, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

     Section 2.04 Notice of Meetings. The secretary or assistant secretary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the shareholders (whether annual or special), to be mailed at least ten days, but not more than 50 days, prior to the meeting, to each shareholder of record entitled to vote.

     Section 2.05 Waiver of Notice. Any shareholder may waive notice of any meeting of shareholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), by signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of call or notice regardless of whether waiver, consent, or approval is signed or any objections are made. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

     Section 2.06 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any annual meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed, for the purpose of determining shareholders entitled to notice of or to vote at such meeting, but not for a period exceeding fifty (50) days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at such meeting, such books shall be closed for at least ten (10) days immediately preceding such meeting.

     In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof. Failure to comply with this Section shall not affect the validity of any action taken at a meeting of shareholders.

     Section 2.07 Voting Lists. The officer or agent of the corporation having charge of the share transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder during the whole time of the meeting. The original share transfer book shall be prima facia evidence as to the shareholders who are entitled to examine such list or transfer books, or to vote at any meeting of shareholders.

     Section 2.08 Quorum. One-half of the total voting power of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote on the subject shall constitute action by the shareholders, unless the vote of a greater number or voting by classes is required by the laws of the state of incorporation of the corporation or the Articles of Incorporation. If less than one-half of the outstanding voting power is represented at a meeting, a majority of the voting power represented by shares so present may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 2.09 Voting of Shares. Each outstanding share of the corporation entitled to vote shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by the Articles of Incorporation.

     Section 2.10 Proxies. At each meeting of the shareholders, each shareholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such shares, as the case may be, as shown on the share transfer of the corporation or by his or her or her attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held and the persons whose shares are pledged shall be entitled to vote, unless in the transfer by the pledge or on the books of the corporation he or she shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his or her or her proxy, may represent such shares and vote thereon.

     Section 2.11 Written Consent to Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 2.12. Ownership by Aliens - Foreign Stock Record . There shall be maintained a separate stock record, designated the "Foreign Stock Record," for the registration of shares of the Corporation's stock that are beneficially owned by Aliens. For purposes of these Bylaws: (i) an "Alien" shall mean and refer to any person or entity that is not a "U.S. PERSON" within the meaning given to that term by Regulation S under the Securities Act of 1933, as amended; and (ii) "Alien Stock" shall mean and refer to any shares of the Corporation's stock held by Aliens. The beneficial ownership of the Corporation's stock by Aliens shall be determined in conformity with regulations prescribed by the Board of Directors.

     Section 2.13. Maximum Percentages. At no time shall ownership of shares representing more than the Maximum Percentage of Voting Stock, as defined below, be registered in the Foreign Stock Record. As used herein, (a) "Maximum Percentage" means the maximum percentage of voting power of the Corporation's Voting Stock, as defined below, which may be voted by, or at the direction of, Aliens without violating applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers or adversely affecting the Corporation's operating certificates or authorities, and (b) "Voting Stock" means all outstanding shares of capital stock of the Corporation issued from time to time by the Corporation and beneficially owned by Aliens which, but for the provisions of the Corporation's Articles of Incorporation, by their terms may vote (at the time such determination is made) for the election of Directors of the Corporation.

     Section 2.14. Recording of Shares. If at any time there exist shares of Voting Stock that are Alien Stock but that are not registered in the Foreign Stock Record, the beneficial owner thereof may request, in writing, the Corporation to register ownership of such shares on the Foreign Stock Record and the Corporation shall comply with such request, subject to the limitation set forth in the preceding Section 2. The order in which Alien Stock shall be registered on the Foreign Stock Record shall be chronological, based on the date the Corporation received a written request to so register such shares of Alien Stock. If at any time the Corporation shall find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, there shall be removed from the Foreign Stock Record the registration of such number of shares so registered as is sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage. The order in which such shares shall be removed shall be reverse chronological order based upon the date the Corporation received a written request to so register such shares of Alien Stock.

                           ARTICLE III
                            DIRECTORS

     Section 3.01 General Powers. The property, affairs, and business of the corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the corporation whether derived from law or the Articles of Incorporation, except such powers as are by statute, by the Articles of Incorporation or by these Bylaws, vested solely in the shareholders of the corporation.

     Section 3.02 Number, Term, and Qualifications. The Board of Directors shall consist of three to nine persons. Increases or decreases to said number may be made, within the numbers authorized by the Articles of Incorporation, as the Board of Directors shall from time to time determine by amendment to these Bylaws. An increase or a decrease in the number of the members of the Board of Directors may also be had upon amendment to these Bylaws by a majority vote of all of the shareholders, and the number of directors to be so increased or decreased shall be fixed upon a majority vote of all of the shareholders of the corporation. Each director shall hold office until the next annual meeting of shareholders of the corporation and until his or her successor shall have been elected and shall have qualified. Directors need not be residents of the state of incorporation or shareholders of the corporation. Except as otherwise permitted by or consistent with applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers, at no time shall more than one-third of the Directors in office be Aliens (as defined in the Corporation's Articles of Incorporation).

     Section 3.03 Classification of Directors. In lieu of electing the entire number of directors annually, the Board of Directors may provide that the directors be divided into either two or three classes, each class to be as nearly equal in number as possible, the term of office of the directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes.

     Section 3.04 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately following, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president, vice president, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the Board of Directors called by them.

     Section 3.06 Meetings by Telephone Conference Call. Members of the Board of Directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 3.07 Notice. Notice of any special meeting shall be given at least ten (10) days prior thereto by written notice delivered personally or mailed to each director at his or her regular business address or residence, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.08 Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 3.09 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, and the individual directors shall have no power as such.

     Section 3.10 Vacancies and Newly Created Directorship. If any vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, or if the number of directors shall be increased, the directors then in office shall continue to act and such vacancies or newly created directorships shall be filled by a vote of the directors then in office, though less than a quorum, in any way approved by the meeting. Any directorship to be filled by reason of removal of one or more directors by the shareholders may be filled by election by the shareholders at the meeting at which the director or directors are removed.

     Section 3.11 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.12 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her or her dissent shall be entered in the minutes of the meeting, unless he or she shall file his or her or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.13 Resignations. A director may resign at any time by delivering a written resignation to either the president, a vice president, the secretary, or assistant secretary, if any. The resignation shall become effective on its acceptance by the Board of Directors; provided, that if the board has not acted thereon within ten days from the date presented, the resignation shall be deemed accepted.

     Section 3.14 Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

     Section 3.15 Removal. At a meeting expressly called for that purpose, one or more directors may be removed by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of directors.

                            ARTICLE IV
                             OFFICERS

     Section 4.01 Number. The officers of the corporation shall be a president, one or more vice-presidents, as shall be determined by resolution of the Board of Directors, a secretary, a treasurer, and such other officers as may be appointed by the Board of Directors. The Board of Directors may elect, but shall not be required to elect, a chairman of the board and the Board of Directors may appoint a general manager.

     Section 4.02 Election, Term of Office, and Qualifications. The officers shall be chosen by the Board of Directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) shall hold his or her office until the next ensuing annual meeting of the Board of Directors and until his or her successor shall have been chosen and qualified, or until his or her death, or until his or her resignation or removal in the manner provided in these Bylaws. Any one person may hold any two or more of such offices, except that the president shall not also be the secretary. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. The chairman of the board, if any, shall be and remain a director of the corporation during the term of his or her office. No other officer need be a director.

     Section 4.03 Subordinate Officers, Etc. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine. The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be shareholders or directors.

     Section 4.04 Resignations. Any officer may resign at any time by delivering a written resignation to the Board of Directors, the president, or the secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

     Section 4.05 Removal. Any officer may be removed from office at any special meeting of the Board of Directors called for that purpose or at a regular meeting, by vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of
Section 4.03 hereof may also be removed, either with or without cause, by any officer on whom such power of removal shall have been conferred by the Board of Directors.

     Section 4.06 Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or new created offices may be filled by the Board of Directors at any regular or special meeting.

     Section 4.07 The Chairman of the Board. The Chairman of the Board, if there be such an officer, shall have the following powers and duties.

     (a)  He or she shall preside at all shareholders' meetings;

     (b)  He or she shall preside at all meetings of the Board of Directors;
and

     (c)  He or she shall be a member of the executive committee, if any.

     Section 4.08 The President. The president shall have the following powers and duties:

     (a) If no general manager has been appointed, he or she shall be the chief executive officer of the corporation, and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;

     (b) If no chairman of the board has been chosen, or if such officer is absent or disabled, he or she shall preside at meetings of the shareholders and Board of Directors;

     (c)  He or she shall be a member of the executive committee, if any;

     (d) He or she shall be empowered to sign certificates representing shares of the corporation, the issuance of which shall have been authorized by the Board of Directors; and

     (e) He or she shall have all power and shall perform all duties normally incident to the office of a president of a corporation, and shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

     Section 4.09 The Vice Presidents. The Board of Directors may, from time to time, designate and elect one or more vice presidents, one of whom may be designated to serve as executive vice president. Each vice president shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors or the president. At the request or in the absence or disability of the president, the executive vice president or, in the absence or disability of the executive vice president, the vice president designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the president, the senior vice president, may perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president.

     Section 4.10 The Secretary. The secretary shall have the following powers and duties:

     (a) He or she shall keep or cause to be kept a record of all of the proceedings of the meetings of the shareholders and of the board or directors in books provided for that purpose;

     (b) He or she shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;

     (c) He or she shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed, he or she may attest the same;

     (d) He or she shall assume that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

     (e) He or she shall have charge of the share books of the corporation and cause the share transfer books to be kept in such manner as to show at any time the amount of the shares of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and time when each became such holder or record; and he or she shall exhibit at all reasonable times to any director, upon application, the original or duplicate share register. He or she shall cause the share book referred to in Section 6.04 hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the Board of Directors shall determine, in the manner and for the purposes provided in such Section;

     (f) He or she shall be empowered to sign certificates representing shares of the corporation, the issuance of which shall have been authorized by the Board of Directors; and

     (g) He or she shall perform in general all duties incident to the office of secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the president.

     Section 4.11 The Treasurer. The treasurer shall have the following powers and duties:

     (a) He or she shall have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

     (b) He or she shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with Section 5.03 hereof;

     (c) He or she shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in Section 5.04 hereof) drawn on the authorized depositories of the corporation, and cause to be taken and preserved property vouchers for all monies disbursed;

     (d) He or she shall render to the Board of Directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of this transactions as treasurer, and render a full financial report at the annual meeting of the shareholders, if called upon to do so;

     (e) He or she shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any director on request during business hours;

     (f) He or she shall be empowered from time to time to require from all officers or agents of the corporation reports or statements given such information as he or she may desire with respect to any and all financial transactions of the corporation; and

     (g) He or she shall perform in general all duties incident to the office of treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the president.

     Section 4.12 General Manager. The Board of Directors may employ and appoint a general manager who may, or may not, be one of the officers or directors of the corporation. The general manager, if any shall have the following powers and duties:

     (a) He or she shall be the chief executive officer of the corporation and, subject to the directions of the Board of Directors, shall have general charge of the business affairs and property of the corporation and general supervision over its officers, employees, and agents:

     (b) He or she shall be charged with the exclusive management of the business of the corporation and of all of its dealings, but at all times subject to the control of the Board of Directors;

     (c) Subject to the approval of the Board of Directors or the executive committee, if any, he or she shall employ all employees of the corporation, or delegate such employment to subordinate officers, and shall have authority to discharge any person so employed; and

     (d) He or she shall make a report to the president and directors as often as required, setting forth the results of the operations under his or her charge, together with suggestions looking toward improvement and betterment of the condition of the corporation, and shall perform such other duties as the Board of Directors may require.

     Section 4.13 Salaries. The salaries and other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of
Section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the corporation.

     Section 4.14 Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his or her hands.

                            ARTICLE V
          EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
                  AND DEPOSIT OF CORPORATE FUNDS

     Section 5.01 Execution of Instruments. Subject to any limitation contained in the Articles of Incorporation or these Bylaws, the president or any vice president or the general manager, if any, may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors. The Board of Directors may, subject to any limitation contained in the Articles of Incorporation or in these Bylaws, authorize in writing any officer or agent to execute and delivery any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

     Section 5.02 Loans. No loans or advances shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

     Section 5.03 Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks and or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

     Section 5.04 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

     Section 5.05 Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice president and by the secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, should cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

     Section 5.06 Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation, and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the president, or by any vice president, together with the secretary, or by any officer or agent thereunto authorized by the Board of Directors.

     Section 5.07 Proxies. Proxies to vote with respect to shares of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the president or any vice president and the secretary or assistant secretary of the corporation, or by any officer or agent thereunder authorized by the Board of Directors.

                            ARTICLE VI
                          CAPITAL SHARES

     Section 6.01 Share Certificates. Every holder of shares in the corporation shall be entitled to have a certificate, signed by the president or any vice president and the secretary or assistant secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class or series of shares owned by him or her in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such president, vice president, secretary, or assistant secretary may be a facsimile. In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it, or whose facsimile signature or signatures shall have been used thereon, has not ceased to be such officer. Certificates representing shares of the corporation shall be in such form as provided by the statutes of the state of incorporation. There shall be entered on the share books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "Canceled" with the date of cancellation.

     Section 6.02 Transfer of Shares. Transfers of shares of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person whether or not it or they shall have express or other notice thereof.

     Section 6.03 Regulations. Subject to the provisions of this Article VI and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the corporation.


     Section 6.04 Maintenance of Stock Ledger at Principal Place of Business. A share book (or books where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the Board of Directors shall determine, containing the names, alphabetically arranged, of original shareholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of shares held by each. Such share books shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

     Section 6.05 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for shares shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such shares, and until registered by a registrar, if at such date the corporation had a registrar for such shares.

     Section 6.06  Closing of Transfer Books and Fixing of Record Date.

     (a) The Board of Directors shall have power to close the share books of the corporation for a period of not to exceed 50 days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or capital shares shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose.

     (b) In lieu of closing the share transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect, or a date in connection with obtaining any such consent, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

     (c) If the share transfer books shall be closed or a record date set for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for, or such record date shall be, at least ten (10) days immediately preceding such meeting.

     Section 6.07 Lost or Destroyed Certificates. The corporation may issue a new certificate for shares of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representatives, to give the corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

     Section 6.08 No Limitation on Voting Rights; Limitation on Dissenter's Rights. To the extent permissible under the applicable law of any jurisdiction to which the corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modified, suspends, terminates, or otherwise affects the rights of any shareholder to cast one vote for each share of common stock registered in the name of such shareholder on the books of the corporation, without regard to whether such shares were acquired directly from the corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of common stock of the corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the corporation or any other shareholder on the acquisition by any person or group of persons of shares of the corporation. In particular, to the extent permitted under the laws of the state of incorporation, the corporation elects not to be governed by any such provision, including the provisions of the Nevada Control Share Acquisitions Act, Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, or any statute of similar effect or tenor.

                           ARTICLE VII
             EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 7.01 How Constituted. The Board of Directors may designate an executive committee and such other committees as the Board of Directors may deem appropriate, each of which committees shall consist of two or more directors. Members of the executive committee and of any such other committees shall be designated annually at the annual meeting of the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the executive committee or any other committee. Each member of the executive committee and of any other committee shall hold office until his or her successor shall have been designated or until his or her resignation or removal in the manner provided in these Bylaws.

     Section 7.02 Powers. During the intervals between meetings of the Board of Directors, the executive committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the Board of Directors or to amend these Bylaws, and except for such powers as by law may not be delegated by the Board of Directors to an executive committee.

     Section 7.03 Proceedings. The executive committee, and such other committees as may be designated hereunder by the Board of Directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time. It will keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

     Section 7.04 Quorum and Manner of Acting. At all meeting of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, shall act only as a committee and the individual members thereof shall have no powers as such.

     Section 7.05 Resignations. Any member of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, may resign at any time by delivering a written resignation to either the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he or she is a member, if any shall have been appointed and shall be in office. Unless otherwise specified herein, such resignation shall take effect on delivery.

     Section 7.06 Removal. The Board of Directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

     Section 7.07 Vacancies. If any vacancies shall occur in the executive committee or of any other committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two or more members are remaining, continue to act. Such vacancy may be filled at any meeting of the Board of Directors.

     Section 7.08 Compensation. The Board of Directors may allow a fixed sum and expenses of attendance to any member of the executive committee, or of any other committee designated by it hereunder, who is not an active salaried employee of the corporation for attendance at each meeting of said committee.

                           ARTICLE VIII
                 INDEMNIFICATION, INSURANCE, AND
                  OFFICER AND DIRECTOR CONTRACTS

     Section 8.01 Indemnification: Third Party Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

     Section 8.02 Indemnification: Corporate Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any other indemnification under Sections 8.01 and 8.02 hereof, shall be made by the corporation upon a determination that indemnification of the officer, director, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof. Such determination shall be made either (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (ii) by independent legal counsel on a written opinion; or (iii) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

     Section 8.04 General Indemnification. The indemnification provided by this Section shall not be deemed exclusive of any other indemnification granted under any provision of any statute, in the corporation's Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs and legal representatives of such a person.

     Section 8.05 Advances. Expenses incurred in defending a civil or criminal action, suit, or proceeding as contemplated in this Section may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of the Board of Directors and upon receipt of an undertaking by or on behalf of the director, officers, employee, or agent to repay such amount or amounts unless if it is ultimately determined that he or she is to indemnified by the corporation as authorized by this Section.

     Section 8.06 Scope of Indemnification. The indemnification authorized by this Section shall apply to all present and future directors, officers, employees, and agents of the corporation and shall continue as to such persons who ceases to be directors, officers, employees, or agents of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law.

     8.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against any such liability and under the laws of the state of incorporation, as the same may hereafter be amended or modified.

                            ARTICLE IX
                           FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                            ARTICLE X
                            DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by the Articles of Incorporation and these Bylaws.

                            ARTICLE XI
                            AMENDMENTS

     All Bylaws of the corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration, or repeal, and new Bylaws may be made, except that:

     (a) No Bylaws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

     (b) No Bylaws shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; provided, however that (i) if any Bylaw regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the Bylaws so adopted or amended or repealed, together with a concise statement of the changes made; and (ii) no amendment, alteration or repeal of this Article XI shall be made except by the shareholders.

                           ARTICLE XII

                    CONTROL SHARE ACQUISITIONS

     Section 78.378, et seq., shall not apply to any control share acquisitions of shares of this corporation.


                     CERTIFICATE OF SECRETARY

     The undersigned does hereby certify that he or she is the secretary of U S JET, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors of the corporation at a meeting of the Board of Directors, which was duly and regularly held on the 25th day of August, 1998, and that the above and foregoing Bylaws are now in full force and effect.

     DATED THIS 25th day of August, 1998.


                              Paul A. Price, Secretary

                            EXHIBIT C

                    AMERICAN COAL CORPORATION

                       FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED
                      JUNE 30, 1998 AND 1997

        [Letterhead of Andersen, Andersen & Strong, L.C.]
      Certified Public Accountants and Business Consultants
                  941 East 3300 South, Suite 202
                    Salt Lake City, Utah 84106
                     Telephone: 801-486-0096
                         Fax 801-486-0098
                    E-mail K Anderson @msn.com


Board of Directors
American Coal Corporation
Salt Lake City, Utah

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of American Coal Corporation (a development stage company) at June 30, 1998, and June 30, 1997 and the statements of operations, stockholders' equity, and cash flows for the years ended June 30, 1998 , 1997, and 1996 and the period July 2, 1986 (date of inception) to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Coal Corporation at June 30, 1998, and June 30, 1997, and the results of operations, and cash flows for the years ended June 30, 1998, 1997 and 1996 and the period July 2, 1986 (date of inception) to June 30, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has been in the development stage since its inception and has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Andersen, Andersen & Strong
Salt Lake City, Utah
August 18, 1998

                    AMERICAN COAL CORPORATION
                  (A Development Stage Company)
                          BALANCE SHEETS
                  June 30, 1998, and June 30, 1997
                                        June 30,           June 30,
                                          1998               1997
                                        --------------   --------------
ASSETS

CURRENT ASSETS

     Cash                             $        -        $        -
                                      ---------------   --------------
     Total Current Assets             $        -        $        -
                                      ===============   ==============

LIABILITIES AND STOCKHOLDERS'
     EQUITY

CURRENT LIABILITIES

     Accounts payable                 $        9,348     $      3,575
                                      ---------------   ---------------
          Total Current Liabilities            9,348            3,575
                                      ---------------   ---------------

STOCKHOLDERS' EQUITY

     Common stock
        300,000,000 shares authorized,
        at $0.001 par value, 9,900,000
        shares issued and outstanding          9,900            9,900

     Capital in excess of par value           47,801           47,801

     Deficit accumulated during the
        development stage                    (67,049)         (61,276)
                                      ---------------   ---------------
          Total Stockholders' Equity
              (deficiency)                    (9,348)          (3,575)
                                      ---------------   ---------------
                                      $          -      $         -
                                      ===============   ==============

The accompanying notes are an integral part of these financial statements.

                    AMERICAN COAL CORPORATION
                  (A Development Stage Company)
                     STATEMENTS OF OPERATIONS
        For the Years Ended June 30, 1998, 1997 and 1996
                   and the Period July 2, 1986
               (Date of Inception) to June 30, 1998

                                                            July 2, 1986
                                                       (Date of Inception) to
                             1998      1997     1996       June  30, 1998
                           ---------  -------  -------  ---------------------
SALES                      $     -    $   -    $   -    $        2,850,562

COST OF SALES                    -        -        -             2,418,648
                           ---------  -------  --------  -------------------
    Gross Profit                 -        -        -               431,914

EXPENSES                      5,773     3,575      -               498,963
                           ---------  -------  --------  -------------------
NET LOSS                   $ (5,773)  $(3,575) $   -     $         (67,049)
                           =========  =======  ========  -------------------
NET LOSS PER COMMON
  SHARE

  Basic                    $     -    $   -    $   -
                           =========  =======  ========

AVERAGE OUTSTANDING        9,900,000  9,900,000 9,900,000
      SHARES               ========= ========== =========

The accompanying notes are an integral part of these financial statements.

                    AMERICAN COAL CORPORATION
                  (A Development Stage Company)
          STATEMENT OF CHANGES  IN STOCKHOLDERS' EQUITY
          Period from July 2, 1986 (Date of Inception)
                         to June 30, 1998
                                      Common Stock      Capital in
                                                        Excess of  Accumulated
                                   Shares       Amount  Par Value    Deficit
Balance July 2,  1986
(date of inception)                       -     $    -  $     -    $      -

Issuance of common stock for cash
  - 1986 at $.001                   6,000,000    6,000        -           -

Issuance of common stock for cash -
 net of issuance costs
 - 1987 at $.065                      700,000      700     44,001         -

Net operating income for the period
  ended June 30, 1987                     -          -        -         331

Issuance of common stock for all of
 the outstanding stock of American
 Coal Corporation-value unknown
 -1987                              1,200,000    1,200     (1,200)        -

Contribution to capital -
 expenses -1988                           -          -      5,000         -

Net operating loss for the year
  ended June 30, 1988                     -          -        -     (48,949)

Issuance of common stock for all of
 the outstanding stock of King
 Koals, Inc.- 1989 at $.001         2,000,000    2,000        -           -

Net operating loss for the year ended
   June 30,  1989                         -          -        -    (169,294)

Net operating income for the year
   ended June 30, 1990                    -          -        -     160,211

Balance June  30,  1990             9,900,000    9,900     47,801   (57,701)

Balance June 30, 1996               9,900,000    9,900     47,801   (57,701)

Net operating loss for the year
  ended June 30, 1997                     -          -        -      (3,575)

Balance June 30, 1997               9,900,000   $9,900   $ 47,801 $ (61,276)

Net operating loss for the year
  ended June 30, 1998                     -          -        -      (5,773)

Balance June 30, 1998               9,900,000   $9,900   $ 47,801 $ (67,049)

The accompanying notes are an integral part of these financial statements.

                    AMERICAN COAL CORPORATION
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
         For the Years Ended June 30, 1998, 1997 and 1996
 and the Period from July 2, 1986 (Date of Inception) to June 30, 1998
                                                            July, 2, 1986
                                                           (Date of Inception)
                             1998      1997       1996      to June 30, 1998
                            -------- ---------  ---------  -------------------
CASH FLOWS FROM
 OPERATING ACTIVITIES:

   Net loss                 $(5,773) $ (3,575)  $      -   $        (67,049)

   Adjustments to reconcile
    net loss to net cash
    provided by operating
    activities:

    Loss in investments          -          -          -              2,000

    Increase in
      accounts payable        5,773     3,575           -             9,348
                           ---------  ---------  ---------  -----------------
       Net Cash From
         Operations               -         -           -           (55,701)
                           ---------  ---------  ---------  -----------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:                      -         -           -                 -
                           ---------  ---------  ---------  -----------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Proceeds from issuance
     of common stock and
     contribution to capital      -         -           -            55,701
                           ---------  ---------  ---------  -----------------
   Net Increase (Decrease)
    in Cash                       -         -           -               -

   Cash at Beginning of Period    -         -           -               -
                           ---------  ---------  ---------  -----------------
   Cash at End of Period   $      -   $     -    $      -   $           -
                           =========  =========  =========  =================

SCHEDULE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES

  Issuance of 1,200,000 shares of common
   stock for stock of  American Coal Corporation - 1987     $           -
                                                            ----------------
  Issuance of 2,000,000 shares of common
  stock for stock of King Koals, Inc. - 1989                $         2,000
                                                            ----------------
  Contribution to capital - expenses - 1988                 $         5,000
                                                            ----------------

  The accompanying notes are an integral part of these financial statements.

                    AMERICAN COAL CORPORATION
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on July 2, 1986 with authorized common stock of 300,000,000 shares at a par value of $.001. with the name of Technical Solutions, Ltd. On July 3, 1989 the name was changed to American Coal Corporation.

On March 25, 1989 the Company acquired all of the outstanding stock of King Koals, Inc. in exchange for 2,000,000 common shares of the Company. The transaction was reported as a pooling of interests and the operations of King Koals, Inc. was combined with the Company in a business combination and reported in consolidated financial statements and therefore the deficit shown in the these financial statements includes the deficit of King Koals
Inc.  King Koals, Inc. ceased operations in 1990, and until that time   was in
the business of developing and operating coal leases.

The company has been in the development stage since inception and has been engaged in the business of seeking mineral leases for potential development. During 1990 the company abandoned its interest held in the subsidiary and its efforts to develop and operate mineral leases, and since that date has remained inactive.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------

At June 30, 1998, the Company had net operating losses carry forward of $ 67,049. The tax benefit from the carry forwards have been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryforwards expire starting in the years 2004 through 2013.

Earnings (Loss) Per Share
-------------------------

Earnings (loss) per share amounts are computed based on the weighted average number of shares actually outstanding using the treasury stock method in accordance with FASB statement No. 128..

                    AMERICAN COAL CORPORATION
                  (A Development Stage Company)
            NOTES TO FINANCIAL STATEMENTS (Continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments
----------------------

The carrying amounts of financial instruments, including accounts payable, are considered by management to be their estimated fair values. These values are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.  RELATED PARTY TRANSACTIONS

The statement of changes in stockholder's equity shows a total of 9,900,000 shares of common stock issued of which 6,000,000 shares were issued to related parties in exchange for cash during 1986.

The officers and directors of the Company are involved in other business activities and they may, in the future, become involved in additional business ventures which also may require their attention. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has formulated no policy for the resolution of such conflicts.

4.  GOING CONCERN

The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding which will enable the Company to operate in the future.

Management recognizes that, if it is unable to raise additional capital, it cannot conduct any operations in the future.

                                   EXHIBIT D

                            EXCEPTIONS

          None.

                            EXHIBIT E

                          U S JET, INC.

           UNAUDITED BALANCE SHEET AND INCOME STATEMENT
                FOR THE PERIOD ENDED JUNE 30, 1998

                                U S JET, INC. and Subsidiaries
       Unaudited Combined Consolidated Balance Sheet (United States Dollars)
                                   June 30, 1998
                                   Assets
Current Assets
     Cash and Equivalents                          98,868
     Deposits                                     182,717
     Accounts Receivable                        1,110,803
     Inventory                                    702,339
     Escrowed Funds                               120,257
     Utility Deposits                              18,000
Total Current Assets                                         2,232,984

Property and Equipment*
     Real Estate Properties*                    1,611,926
     Support Equipment                            185,000
     Aircraft Parts & Rotables                      2,500
     Transportation Equip                         419,563
     Computer Equipment                           535,250
     Office Equipment                              34,500
     Other - Tech & Manuals                     1,275,351
Total Property and Equipment*                                4,084,090

     Total Assets*:                                          6,317,074

     *Excludes $8,400,000 in appreciated value based upon real estate appraisal of principal properties.

                      Liabilities and Stockholders' Equity

Current Liabilities
     Accounts Payable                              91,422
     Notes Payable                              1,012,554
     Taxes Payable                                 12,197
Total Current Liabilities                                    1,116,173

Long Term Debt
     Notes Payable                            1,039,221
     Long Term Debt                           1,977,358
Total Long Term Debt                                         3,016,579

Total Liabilities:                                           4,132,752

Total Stockholders' Equity:                                  2,184,322

     Total Liabilities and Stockholders' Equity:             6,317,074

                       U S JET, INC. and Subsidiaries
               Unaudited Combined Consolidated Income Statement
                      6 Months Ending June 30, 1998
                              Income
Sales                                 6,628,984
Cost of Goods                        (5,657,919)
          Gross Profit from Sales        71,065

Rental Income                            48,614
Misc. Service Income                     13,892
Transportation Income                     6,122

Other Revenue:
     Interest income                      4,203
     Purchase Discounts                 102,735

          Total Income                                 1,146,631

                              Expenses

Operating Expenses:

     Advertising                          3,816
     Accounting                          11,058
     Amortization                           841
     Bank Charges                           735
     NSF Checks                           1,506
     Computer supplies/software          13,210
     Consulting fees                      8,904
     Contributions                        3,747
     Contract Labor                      20,556
     Dues & Subscriptions                 2,083
     Data Processing                      6,769
     Depreciation                        21,954
     Drug testing - Employees             1,095
     Equipment Rentals                    6,190
     Equipment repair/supplies            3,188
     Fire equipment & supplies            1,388
     Freight                             (4,689)
     Insurance - general                 50,789
     Insurance - emp. group              65,262
     Interest                           174,610
     Legal                                7,709
     Misc.                               11,373
     Office supplies                     10,776
     Printing                               321
     Postage                              4,726
     Rent                                65,136
     Repairs & Maintenance               14,064
     Salaries                           658,266
     Sales Expense                       10,309
     Security & alarm                     2,069
     Taxes & Licenses                     5,636
     Taxes-payroll                       90,823
     Taxes-property                       1,941
     Telephone                           24,319
     Travel & Ent                        52,732
     Utilities                           90,458
     Vehicles - leased                   90,608
     Vehicle. licenses                      903
     Vehicle repairs                     54,564
     Gas, Tires & Oil                    63,375
     Warehouse supplies                  20,972
     Workers Comp Ins.                    3,324

               Total Expenses:                              1,677,416

Pre-Tax Net Income                                           (530,785)

The accompanying footnotes are an integral part of these financial statements.

Footnotes to Financials.

     1. The Company's operations prior to 1998 were primarily limited to start-up activities, with normal operations set to commence in mid-1998. As such, the Company's revenues and expenses during those periods are not indicative of the revenues and expenses which will be incurred by the Company in 1998. The Company does not believe that any comparison of periods prior to 1998 with later periods would be meaningful.

     2. The Company believes that the cash flow generated from its operations and the proceeds from existing mortgage financing will likely be sufficient to meet its normal ongoing liquidity needs for the remainder of the third quarter of 1998. The Company does anticipate that it will, however, have to seek additional financing for operating capital and for the acquisition of a portion of its proposed fleet of aircraft. It has received preliminary commitments from certain lenders for a credit facility for the acquisitions and believes that it will obtain the necessary financing for such aircraft; however, there can be no assurance that such financing will be available to the Company or that any such financing obtained will be on satisfactory terms and conditions.

     3. The Company does not anticipate paying cash dividends on its capital stock in the foreseeable future.

     4. The foregoing financial statements of the Company have been prepared by management of the Company and have not been reviewed or audited by the Company's independent accountants, although an audit of the financial statements is in process.

     5. The Company is a startup enterprise, with no established history of operations and earnings, and a management team in formation. There can be no assurance that the strategic and economic objectives outlined in the Company's business plan will be achieved.

                            EXHIBIT F

               EXCEPTIONS - U S JET REPRESENTATIONS AND WARRANTIES

     4.3. Capitalization. On or about March 27, 1998, U S Jet executed and forwarded a written Stock Option Agreement to OXFORD FIRST CAPITAL, LLC, a Nevada limited liability company ("Oxford"), providing for an option to acquire Seventy-three Thousand Five Hundred (73,500) of the Company's authorized but unissued common shares. Said agreement has never been executed and returned by Oxford to U S Jet. By the terms of a subsequent agreement between U S Jett and Oxford, U S Jet has the right, upon payment of $40,000 to Oxford, to acquire all of Oxford's right under said agreement at any time prior to October 7, 1998.

     4.4. Financial Statements. The financial statements of U S Jet have been prepared by management of the Company, exercising best efforts, and have not yet been reviewed or audited by the Company's independent accountants. The financial statements are therefore subject to adjustments and revision as necessary to conform to generally accepted accounting principles and correct any management errors.

     4. 5. Interim Changes.

          a. Since the date of the financial statements, U S Jet has engaged in various transactions, any one of which would be material but not adverse, pertaining to (1) equipment leasing: 00 aircraft purchase and leasing transactions; (W) real estate acquisitions; and (iv) acquisition transactions involving share exchanges.

     4.7. Title to Property.

          a. The warehouse terminal property of U S Jet is subject to mortgage indebtedness which has provided funds for the purchase and refurbishment of the property, and for operating capital;

          b. The airport property of U S Jet is subject to mortgage indebtedness which has provided funds for refinancing prior indebtedness and for operating capital;

          c. Substantially all of the transportation and aircraft ground handling equipment of U S Jet is encumbered by security interests securing the indebtedness incurred to obtain the funds used to purchase the equipment.

     4. 10. Tax Returns. The only returns required to be filed pertain to the fiscal year ending December 31, 1997, for which no taxes are due. As a result (and in reliance on the. advice of U S Jet's independent accountants, that there will be no adverse consequences), the 1997 returns have not been timely filed.

                            EXHIBIT G

Standard Registrar & Transfer Co.
12528 So. 1840 East
Draper, Utah 84020

American Coal Corporation
1969 West North Temple
Salt Lake City, Utah 84116

Re: Exchange of shares of U S Jet, Inc., a Delaware corporation ("U S Jet"), for shares of American Coal
          Corporation, a Nevada corporation ("American Coal or
          "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Merger (the "Plan" or the "Merger") between the undersigned, U S Jet and the other stockholders of U S Jet, and American Coal, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and reports filed with the Securities and Exchange Commission during the past twelve months. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, American Coal had little, if any assets, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of U S Jet for shares of American Coal results in a decrease in the actual percentage of ownership that my shares of U S Jet represented in U S Jet prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for American Coal is Andersen, Andersen & Strong, L.C., 941 East 3300 South, Suite 202, Salt Lake City, Utah 84106, Telephone: 801-486-0096; and that legal counsel for American Coal is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone: 801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the American Coal shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to U S Jet for use by American Coal as they are made to induce you to issue me the shares of American Coal under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for American Coal, all shares of American Coal to be issued and delivered to me in exchange for my shares of U S Jet shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. American Coal will attempt to accommodate any stockholders' request where American Coal views the request is made for valid business or personal reasons so long as in the sole discretion of American Coal, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of American Coal.


                              Very truly yours,

                                  Price Family Limited Partnership
                              /s/ Paul A. Price, General Partner
                              /s/ Kenneth R. Debree
                              /s/ Bill Markovich, Jr.
                              /s/ L. William Hegland
                              /s/ Leonard W. Burningham, Esq.
                              /s/ Johnny C. Chao
                              /s/ Jean P. DeBree

                           EXHIBIT "H"
                  PERMITTED U S JET TRANSACTIONS

     Description of Transaction    Economic Fundamentals of Transaction

1.  SERVICE DISTRIBUTING, INC.
     Statutory merger of target    Food distributor with refrigerated
     company into wholly owned     warehouse facility in Bozeman, Montana,
     subsidiary of U S Jet, with   with approx. $15 million annual revenues,
     30,000 new common shares of   serving nearly all of Montana.
     U S Jet stock to be issued
     for 100% of target's shares.  Net Value of Acquisition: $300,000

2.  SHEEHAN'S MAJESTIC
     Statutory merger of target    Food distributor with equipment,inventory,
     company into wholly owned     and accounts, to be relocated to U S Jet
     subsidiary of U S Jet, with   refrigerated warehouse in Butte, Montana.
     uncertain number of new       Annual revenues approx. $24 million.
     common shares of U S
     Jet stock to be issued for
     100% of target's shares.      Net Value of Acquisition: Est. $4 million.

3.  MONTANA EXPRESS
     Statutory merger of target    Quality interstate motor carrier,primarily
     company into wholly owned     serving refrigerated storage and
     subsidiary of U S Jet, with   transportation needs of regional
     uncertain number of new       supermarket chains.  Annual revenues
     common shares of U S          unknown but estimated at $65 million.
     Jet stock to be issued for
     100% of target's shares.      Net Value of Acquisition: Est. $6 million.

4.  CERTIFICATED AIRLINE
     Statutory merger of target    Operating certificated air carrier,
     company, holding Part 121     enabling U S Jet to begin operations
     airline certificate, into     immediately for its own account, using
     U S Jet, with uncertain       Boeing 727 and Boeing 747 aircraft under
     number of new common shares   consideration.
     of U S Jet to be issued for
     100% of target's shares.

5.  HELLER FINANCIAL GUARANTEE
     Issuance of approx. 100,000   $1 million of stock to be deposited until
     U S Jet common shares to      financial guarantee is released.
     secure its obligations under
     an agreement for a $1 million
     financial guarantee to be
     issued securing U S Jet's
     obligations under a pending
     equipment lease transaction
     with Heller Financial
     for trucks, computers, aircraft.

6.  BOEING 727 FREIGHTER
     LEASE-PURCHASE                $250,000 value of stock to be deposited
     Issuance of approx. 25,000    until purchase is completed.
     U S Jet common shares to
     secure its obligations
     for security deposit under
     an agreement to lease Boeing
     727 freighter with Purchase
     Rights.

7.  HELLER FINANCIAL
     Long term lease of tractor
     trucks, computer equipment,
     and aircraft.                 $5 million

8.  CATHAY PACIFIC
     Purchase from Cathay Pacific
     of 9 Boeing 747 aircraft, 5
     freighters 4 passenger, with
     7 (4 freighters 3 passenger)
     to be leased back to seller.
     Several of leased back
     aircraft will be operated for
     U S Jet (on an hourly fee
     basis) on cargo contracts of
     U S Jet.  The obligations of
     U S Jet under the purchase
     financing to be guaranteed
     by a private party (for
     consideration not yet
     negotiated, possibly stock of
     U S Jet)                      $450 million

                                   EXHIBIT I

                CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF MERGER

          The undersigned, the President of U S Jet, Inc., a Delaware corporation ("U S Jet"), represents and warrants the following as required by the Agreement and Plan of Merger (the "Plan" or the "Merger") between U S Jet, its stockholders (the "U S Jet Stockholders") and American Coal Corporation, a Nevada corporation ("American Coal"):

          1. That he is the President of U S Jet and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to American Coal.

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of U S Jet contained within the Plan are true and correct;

             (ii) U S Jet has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of U S Jet as set forth in its unaudited balance sheet and income statement for the period ended June 30, 1998, except as set forth in Exhibit F to the Plan.


                              U S JET, INC.


                              By /s/ Kenneth R. DeBree, President

                            EXHIBIT J


                CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF MERGER


          The undersigned, the President of American Coal Corporation, a Nevada corporation ("American Coal"), represents and warrants the following as required by the Agreement and Plan of Merger (the "Plan" or the "Merger") between American Coal and U S Jet, Inc., a Delaware corporation ("U S Jet"), and the stockholders of U S Jet (the "U S Jet Stockholders"):

          1. That he is the President of American Coal and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to U S Jet and the U S Jet Stockholders.

          2. Based on his personal knowledge, information, belief and opinions of counsel for American Coal regarding the Plan:

              (i) All representations and warranties of American Coal contained within the Plan are true and correct;

             (ii) American Coal has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of American Coal as set forth in its financial statements for the years ended June 30, 1998 and 1997, except as set forth in Exhibit D to the Plan.


                              AMERICAN COAL CORPORATION

                              /s/ Dannette Uyeda, President

                            EXHIBIT K

                         FINDERS' SHARES

                                             American Coal
                                             Post-Split Shares

          Nicholas J. Julian                      320,401
          1969 West North Temple
          Salt Lake City, Utah 84116

          Justeene Blankenship                    300,000
          1969 West North Temple
          Salt Lake City, Utah 84116

          John Michael Coombs, Esq.                75,000
          124 South 6th East, #100
          Salt Lake City, Utah 84102


          S-8 COMPENSATION SHARES TO BE ISSUED PURSUANT
               TO A WRITTEN COMPENSATION AGREEMENT

          Dannette Uyeda                          100,000
          1969 West North Temple
          Salt Lake City, Utah 84116

          Jennifer Ngo                            100,000
          1969 West North Temple
          Salt Lake City, Utah 84116

          Justeene Blankenship                     75,000
          1969 West North Temple
          Salt Lake City, Utah 84116

          John Michael Coombs                      25,000
          124 South 6th East, #100
          Salt Lake City, Utah 84102

                   DEDUCTION OF ROUNDING SHARES

          Number required and deducted              4,599

                    TOTAL SHARES:               1,000,000